EXHIBIT 21

                        GENERAL MILLS, INC. SUBSIDIARIES

                                                                                         Percentage
                                                                 Country or               of Voting
                                                                 State in Which          Securities
                                                                 Each Subsidiary           Owned
                                                                 Was Organized             (Note 1)


COLOMBO DAIRY FOODS LTD.                                         Ontario                      100
COLOMBO, INC.                                                    Delaware                     100
C.P.A. CEREAL PARTNERS HANDELSGESELLSCHAFT
   m.b.H. (Note 10)                                              Austria                       50
C.P.D. CEREAL PARTNERS DEUTSCHLAND
   VERWALTUNGSGESSELSCHAFT m.b.H (Note 2)                        Germany                       50
CPW MEXICO S.A. de C.V.                                          Mexico                        50
CPW S.A. (Note 13)                                               Switzerland                   50
CPW-CI LIMITED                                                   Cayman Islands                50
FYL CORP.                                                        California                   100
GENERAL MILLS (BVI) LTD.                                         British Virgin Islands       100
   CPW SINGAPORE (PTE.) LTD.                                     Singapore                     50
GENERAL MILLS CONTINENTAL, INC. (Note 11)                        Delaware                     100
   CEREALES PARTNERS L.L.C.                                      Delaware                      50
GENERAL MILLS DIRECT MARKETING, INC.                             Delaware                     100
GENERAL MILLS EUROPE LIMITED                                     England                      100
   C.P. HELLAS EEIG                                              Greece                        50
GENERAL MILLS FINANCE, INC.                                      Delaware                     100
GENERAL MILLS FRANCE S.A.                                        France                       100
   GMSNACKS, SCA (Note 3)                                        France                        43.29
     Snack Ventures Europe, SCA (Note 4)                         Belgium                       40.49
         Snack Ventures S.A.                                     Spain                        100
           Matutano, S.A.                                        Portugal                     100
         Smiths Food Group B.V.                                  The Netherlands              100
         SVE Italia S.r.L.                                       Italy                        100
         Tasty Foods S.A.                                        Greece                       100
GENERAL MILLS HOLDING B.V. (Note 5)                              The Netherlands              100
   CEREAL PARTNERS FRANCE B.V. (Note 6)                          The Netherlands              100
   GENERAL MILLS ESPANA B.V. (Note 7)                            The Netherlands              100
   GENERAL MILLS HOLLAND B.V.                                    The Netherlands              100
GENERAL MILLS INTERNATIONAL LIMITED (Note 11)                    Delaware                     100
     Bimaler S.A.                                                Uruguay                       50
     Cereal Partners Czech Republic, s.r.o.                      Czech Republic                50
     Cereal Partners Hungaria Ltd.                               Hungary                       50
     Cereales Partners L.L.C.                                    Delaware                      50
     Cereal Partners Slovak Republic, s.r.o.                     Slovak Republic               50
     CPW do Brasil Ltda.                                         Brazil                        50
     CPW Trinidad & Tobago, Ltd.                                 Trinidad                      50
     General Mills Asia Pte. Ltd.                                Singapore                    100
         CPW Philippines, Inc.                                   Philippines                   50
     International Dessert Partners SRLtda.                      Peru                          50
     SVE (Hungary) Trading and Manufacturing Limited             Hungary                       40.5
GENERAL MILLS MAARSSEN B.V.                                      The Netherlands              100
GENERAL MILLS MAURITIUS, INC.                                    Mauritius                    100
GENERAL MILLS MISSOURI, INC.                                     Missouri                     100
   CHEX INC.                                                     Delaware                     100
GENERAL MILLS OPERATIONS, INC. (Note 14)                         Delaware                     100
GENERAL MILLS PRODUCTS CORP.                                     Delaware                     100
   INMOBILIARIA SELENE, S.A. DE C.V.                             Mexico                       100
   GENERAL MILLS CANADA, INC. (Note 8)                           Canada                       100
GENERAL MILLS SALES, INC.                                        Delaware                     100
   INTERNATIONAL DESSERT PARTNERS L.L.C.                         Delaware                      50
GENERAL MILLS SERVICES, INC.                                     Delaware                     100
GOLD MEDAL INSURANCE CO. (Note 9)                                Minnesota                    100
MILLS MEDIA, INC.                                                Minnesota                    100
NESTLE ASEAN PHILIPPINES, INC. (Note 12)                         The Philippines               30
POPCORN DISTRIBUTORS, INC.                                       Delaware                     100
TONG WANT                                                        Taiwan                        50
TORUN-PACIFIC SP. Z O.O.                                         Poland                        50
YOPLAIT USA, INC.                                                Delaware                     100


Notes to list of subsidiaries:

1. Except where noted, the percentage of ownership refers to the total ownership by the indicated parent corporation.

2. General Mills, Inc. also owns a 50% ownership interest in a partnership organized under the laws of Germany.

3. General Mills Holland B.V. owns a 29.34% interest in GMSNACKS, SCA, General Mills Holding B.V. owns a 26.25% interest in GMSNACKS, SCA, and General Mills Products Corp. owns a 1.12% interest in GMSNACKS, SCA.

4.   General Mills Holding B.V. owns a .01% interest in Snack  Ventures  Europe,
     SCA.

5. General Mills Holding B.V. and General Mills, Inc. together own a 100% interest in a Belgian partnership, General Mills Belgium, SNC, which also has a 50% interest in a partnership organized under the laws of Portugal.

6. Cereal Partners France B.V., General Mills, Inc. and General Mills France S.A. own a 100% interest in a French partnership, GMEAF SNC, which owns a 50% interest in a partnership organized under the laws of France.

7. General Mills Espana B.V. owns a 50% interest in a partnership organized under the laws of Spain.

8. General Mills Canada, Inc. and General Mills Products Corp. together own a 100% interest in a Canadian partnership, General Mills North America Affiliates, which owns a 50% interest in a partnership organized under the laws of the United Kingdom.

9. Eighty-one percent of the voting securities are owned by General Mills, Inc. and 19% of the voting securities are owned by General Mills Canada, Inc.

10. General Mills, Inc. also owns a 50% ownership interest in a partnership organized under the laws of Austria.

11. General Mills Continental, Inc. and General Mills International Limited together own a 100% interest in a Chilean partnership, General Mills Continental, Inc. y Compania, which owns a 50% interest in Cereales C.P.W. Chile Limitada, a corporation organized under the laws of Chile; as well as a 100% interest in a Mexican variable capital general partnership known as General Mills International y Compania S. en N.C. de C.V.

12. The 30% ownership interest of General Mills, inc. is held in trust by Nestle, S.A.

13. General Mills, Inc. also owns a 50% ownership interest in a partnership organized under the laws of Switzerland.

14. General Mills Operations, Inc. also owns a 50% ownership interest in a partnership organized under the laws of the state of Montana; and a 50% ownership interest in a limited liability company organized under the laws of the state of North Dakota.